UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023

Personalis, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38943	27-5411038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Dumbarton Circle Fremont, California	94555
(Address of Principal Executive Offices)	(Zip Code)

(650) 752-1300

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PSNL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2023, the board of directors (the “Board”) of Personalis, Inc. (the “Company”) appointed (i) Aaron Tachibana as Chief Operating Officer, in addition to his role as Chief Financial Officer, (ii) Christopher Hall as the Company’s Chief Executive Officer, in addition to his role as President, and (iii) Richard Chen as the Company’s Executive Vice President, R&D, promoted from Vice President, R&D, in addition to his role as Chief Medical Officer. The Board also appointed Mr. Hall as a member of the Board as a Class II director. Mr. Hall’s term as a director will expire, along with the terms of the other Class II directors, at the Company’s annual meeting of stockholders in 2024.

Mr. Tachibana, age 62, has served as the Company’s Chief Operating Officer since March 2023, as a Senior Vice President since July 2021, and as the Company’s Chief Financial Officer since March 2019. He served as the Company’s interim Chief Executive Officer from December 2022 until March 2023. From August 2015 to September 2018, Mr. Tachibana served as Chief Financial Officer at Lumentum Holdings Inc., a designer and manufacturer of optical and photonic products. From November 2013 to July 2015, Mr. Tachibana served as Vice President, Finance and Corporate Controller at JDS Uniphase Corp., subsequently renamed Viavi Solutions Inc., a network test, measurement, and assurance technology company. From March 2010 to October 2013, Mr. Tachibana served as Chief Financial Officer at Pericom Semiconductor Corp., a supplier of high-performance connectivity and timing solutions. Mr. Tachibana holds a B.S. in Business Administration and Finance from San Jose State University.

Mr. Hall, age 54, has served as the Company’s Chief Executive Officer since March 2023 and as its President since December 2022. Before that, he served as the Company’s SVP and Head, Diagnostics Business since October 2022. From October 2020 to July 2022, he served as Chief Executive Officer of Naring Health, Inc., a multi-omics platform and nutrition company. From March 2010 to July 2019, Mr. Hall served as President, Chief Operating Officer, and Chief Commercial Officer at Veracyte, Inc., a publicly traded genomic diagnostics company. Mr. Hall also previously served as Chief Business Officer for Berkeley HeartLab, Celera Corporation’s cardiovascular diagnostic lab. Mr. Hall holds a B.A. in Political Science and Economics from DePauw University and a M.B.A. from Harvard Business School.

Dr. Chen, age 52, has served as the Company’s Executive Vice President, R&D, since March 2023 and as Chief Medical Officer since July 2021. Before that, he served as the Company’s Vice President, R&D, from July 2021 to March 2023 and Chief Scientific Officer from November 2011 to July 2021. Since September 2011, Dr. Chen has served on the clinical faculty at Stanford University School of Medicine. In August 1997, Dr. Chen co-founded Ingenuity Systems, a genomic data software company. Dr. Chen holds a B.S. in Computer Science from Stanford University, an M.S. in Medical Informatics from Stanford University School of Medicine, and an M.D. from Stanford University School of Medicine.

Amended Executive Employment Agreements

In connection with his appointment as the Company’s Chief Operating Officer and continuing role as Chief Financial Officer, the Company entered into an amended employment agreement with Mr. Tachibana. Pursuant to the agreement, Mr. Tachibana will receive an annual base salary of $515,000 and will be eligible to receive an annual discretionary performance bonus of up to 60% of his then-current base salary. On March 15, 2023 (the “Grant Date”), in connection with his appointment, Mr. Tachibana will be granted an option to purchase 450,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on the Grant Date. The shares subject to the option will vest in equal monthly installments over 36 months, in each case subject to Mr. Tachibana’s continuous service with the Company.

In connection with his appointment as the Company’s Chief Executive Officer and his continuing role as President, the Company entered into an amended offer letter with Mr. Hall. Pursuant to the agreement, Mr. Hall will receive an annual base salary of $550,000 and will be eligible to receive an annual discretionary performance bonus of up to 80% of his then-current base salary. On the Grant Date, in connection with his appointment, Mr. Hall will be granted an option to purchase 400,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on the Grant Date. The shares subject to the option will vest in equal monthly installments over 36 months, in each case subject to Mr. Hall’s continuous service with the Company.

In connection with his appointment as the Company’s Executive Vice President, R&D, and his continuing role as Chief Medical Officer, the Company entered into an amended employment agreement with Dr. Chen. Pursuant to the agreement, Dr. Chen will receive an annual base salary of $500,000 and will be eligible to receive an annual discretionary performance bonus of up to 60% of his then-current base salary. On the Grant Date, in connection with his appointment, Dr. Chen will be granted an option to purchase 250,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on the Grant Date. The shares subject to the option will vest in equal monthly installments over 36 months, in each case subject to Dr. Chen’s continuous service with the Company.

Amended Executive Severance Agreements

In connection with Mr. Tachibana’s new role, the Company entered into a second amended and restated executive severance agreement with Mr. Tachibana to provide, in exchange for Mr. Tachibana providing the Company with an effective release and waiver of claims: (i) if Mr. Tachibana’s employment is terminated by the Company without “cause” (and other than as a result of his death or disability) or by Mr. Tachibana for “good reason” (each, a “separation from service,” as further defined in his amended and restated executive severance agreement), the Company will pay Mr. Tachibana a cash severance in an amount equal to nine months of Mr. Tachibana’s then-current base salary and will pay Mr. Tachibana’s COBRA premiums for a period of up to nine months following the effective date of Mr. Tachibana’s separation from service, and (ii) if Mr. Tachibana’s separation from service is within 12 months after a “change in control” (as defined in his amended and restated executive severance agreement), the Company will pay Mr. Tachibana a cash severance in an amount equal to 12 months of Mr. Tachibana’s then-current base salary, Mr. Tachibana’s then-current target performance bonus that he would have been eligible to earn had Mr. Tachibana’s employment with the Company continued for a period of 12 months following the effective date of his separation from service, and Mr. Tachibana’s COBRA premiums for a period of up to 12 months following the effective date of Mr. Tachibana’s separation from service, and Mr. Tachibana’s unvested outstanding equity awards as of the effective date of his separation from service will become vested.

In connection with Mr. Hall’s new role, the Company entered into an amended and restated executive severance agreement with Mr. Hall to provide, in exchange for Mr. Hall providing the Company with an effective release and waiver of claims: (i) if Mr. Hall is terminated by the Company without “cause” (and other than as a result of his death or disability) or by Mr. Hall for “good reason” (each, a “separation from service,” as further defined in his amended and restated executive severance agreement), the Company will pay Mr. Hall a cash severance in an amount equal to 12 months of Mr. Hall’s then-current base salary and will pay Mr. Hall’s COBRA premiums for a period of up to 12 months following the effective date of his separation from service, and (ii) if Mr. Hall separation from service is within 12 months after a “change in control” (as defined in his amended and restated executive severance agreement), the Company will pay Mr. Hall a cash severance in an amount equal to 12 months of Mr. Hall’s then-current base salary, Mr. Hall’s then-current target performance bonus that he would have been eligible to earn had Mr. Hall’s employment with the Company continued for a period of 12 months following the effective date of his separation from service, and Mr. Hall’s COBRA premiums for a period of up to 12 months following the effective date of Mr. Hall’s separation from service, and Mr. Hall’s unvested outstanding equity awards as of the effective date of the separation from service will become vested.

In connection with Dr. Chen’s new role, the Company entered into a second amended and restated executive severance agreement with Dr. Chen to provide, in exchange for Dr. Chen providing the Company with an effective release and waiver of claims: (i) if Dr. Chen’s employment is terminated by the Company without “cause” (and other than as a result of his death or disability) or by Dr. Chen for “good reason” (each, a “separation from service,” as further defined in his amended and restated executive severance agreement), the Company will pay Dr. Chen a cash severance in an amount equal to nine months of Dr. Chen’s then-current base salary and will pay Dr. Chen’s COBRA premiums for a period of up to nine months following the effective date of Dr. Chen’s separation from service, and (ii) if Dr. Chen’s separation from service is within 12 months after a “change in control” (as defined in his amended and restated executive severance agreement), the Company will pay Dr. Chen a cash severance in an amount equal to 12 months of Dr. Chen’s then-current base salary, Dr. Chen’s then-current target performance bonus that he would have been eligible to earn had Dr. Chen’s employment with the Company continued for a period of 12 months following the effective date of his separation from service, and Dr. Chen’s COBRA premiums for a period of up to 12 months following the effective date of Dr. Chen’s separation from service, and Dr. Chen’s unvested outstanding equity awards as of the effective date of his separation from service will become vested.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions and agreements contained in the officers’ respective amended and restated offer letter or employment agreements and amended and restated executive severance agreements, and is subject to and qualified in its entirety by reference to the complete text of the agreements, copies of which are filed as exhibits to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement dated March 7, 2023, between the Company and Aaron Tachibana

10.2	Amended and Restated Offer Letter, dated March 7, 2023, between the Company and Christopher Hall

10.3	Amended and Restated Employment Agreement dated March 8, 2023, between the Company and Richard Chen

10.4	Second Amended and Restated Executive Severance Agreement, dated March 7, 2023, between the Company and Aaron Tachibana

10.5	First Amended and Restated Executive Severance Agreement, dated March 7, 2023, between the Company and Christopher Hall

10.6	Second Amended and Restated Executive Severance Agreement, dated March 8, 2023, between the Company and Richard Chen

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 8, 2023	Personalis, Inc.

	By:	/s/ Aaron Tachibana
Aaron Tachibana
Chief Financial Officer and Chief Operating Officer